                                                                     EXHIBIT 2.2

G. Michael Curran
David F. Staber
Akin, Gump, Strauss, Hauer & Feld, L.L.P.
1700 Pacific Ave., #4100
Dallas, TX 75201-4618
Telephone: (214)969-2800
Facsimile: (214)969-4343
ATTORNEYS TO FIRST CITY LIQUIDATING TRUST


                     IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION


IN RE                                  )
                                       )
FIRST CITY BANCORPORATION              )          CASE NO. 392-39474-HCA-11
OF TEXAS, INC.,                        )          CHAPTER 11
                                       )
          DEBTOR.                      )          HEARING SET: JUNE 18, 1999
                                       )                         9:15 A.M.

                            ORDER EXTENDING TERM OF
                          FIRST CITY LIQUIDATING TRUST

     On June 18, 1999, came on to be heard State Street Bank and Trust Company of Connecticut, N.A., Trustee of First City Liquidating Trust's Second Motion to Extend Term of First City Liquidating Trust, and after reviewing the pleadings, evidence and arguments of counsel, the Court is of the opinion that the Trust should be extended; IT IS THEREFORE

     ORDERED that the term of First City Liquidating Trust shall be extended through and including January 3, 2002.

     SIGNED this 18 day of June, 1999.


                                             /s/ HAROLD C. ABRAMSON
                                             ------------------------------
                                             HAROLD C. ABRAMSON
                                             UNITED STATES BANKRUPTCY JUDGE